Exhibit 99.1
Ciphergen Biosystems’ Auditors Expressed Going-Concern Qualification
FREMONT, Calif., April 9 /PRNewswire-FirstCall/ — Ciphergen Biosystems (Nasdaq: CIPH) announced today that in its 2006 financial statements included in the Company’s Annual Report on Form 10-K, the audit opinion of PriceWaterhouseCoopers LLP contained a “going concern” qualification. Nasdaq’s marketplace rules require Nasdaq-listed companies to publicly announce the receipt of an audit opinion containing a “going concern” qualification.
The Company’s Annual Report on Form 10-K is available from the SEC’s website at http://www.sec.gov or the “Investor Information” section of the Company’s website at http://www.ciphergen.com.
SOURCE Ciphergen Biosystems, Inc. — 04/09/2007
CONTACT: Sue Carruthers of Ciphergen Biosystems, Inc., +1-510-505-2233; or media, Daryl Messinger of WeissComm Partners, +1-415-946-1061/ Web site: http://www.ciphergen.com